Exhibit 21.1

Terra Secured Income Fund 5, LLC
Subsidiaries

Name of Subsidiary	Ownership	State of Incorporation
Palmer City - Core Stockton Street, LLC	100%	Delaware
Terra 1100 Biscayne, LLC	100%	Delaware
Terra 37 Avenue LLC	100%	Delaware
Terra 345 Flats Pref, LLC	100%	Delaware
Terra 370 Lex LLC	100%	Delaware
Terra 514W24 LLC	100%	Delaware
Terra Arbor-Stratford, LLC	100%	Delaware
Terra Bellingham Pref, LLC	100%	Delaware
Terra Buckingham Pref, LLC	100%	Delaware
Terra Campus Park Pref, LLC	100%	Delaware
Terra City Gardens Pref, LLC	100%	Delaware
Terra Driggs, LLC	100%	Delaware
Terra East 96, LLC	100%	Delaware
Terra Element Pref, LLC	100%	Delaware
Terra Factory PREF, LLC	100%	Delaware
Terra Harlem Member, LLC	100%	Delaware
Terra Hotel Garden,Llc	100%	Delaware
Terra Mortgage Capital I, LLC	100%	Delaware
Terra Mortgage Portfolio I, LLC	100%	Delaware
Terra Mountain Valley Pref, LLC	100%	Delaware
Terra Ocean Ave, LLC	100%	Delaware
Terra Ocean Ave, LLC	100%	New York
Terra Orange Grove Pref, LLC	100%	Delaware
Terra ParkGreen, LLC	100%	New York
Terra Property Trust, Inc.	100%	New York
Terra Property Trust, Inc.	100%	Maryland
Terra Purdue Pref, LLC	100%	Delaware
Terra Renton, LLC	100%	Delaware
Terra San Mateo PREF LLC	100%	Delaware
Terra SD Hospitality LLC	100%	Delaware
Terra Secured Income Fund 2 Merger Sub, LLC	100%	Delaware
Terra Secured Income Fund 2, LLC	100%	Delaware
Terra Secured Income Fund 3 Merger Sub, LLC	100%	Delaware
Terra Secured Income Fund 3, LLC	100%	Delaware
Terra Secured Income Fund 4 Merger Sub, LLC	100%	Delaware
Terra Secured Income Fund 4, LLC	100%	Delaware
Terra Secured Income Fund 5, LLC	100%	Delaware
Terra Secured Income Fund Merger Sub, LLC	100%	Delaware
Terra Secured Income Fund, LLC	100%	Delaware
Terra University Flats Pref, LLC	100%	Delaware
Terra Warner Center LLC	100%	Delaware